Exhibit 1.1

SUPERTEL HOSPITALITY, INC.

(a Virginia corporation)

Minimum Offering: 1,200,000 Shares of Series A Preferred Stock

Maximum Offering: 2,500,000 Shares of Series A Preferred Stock

($10.00 per share)

UNDERWRITING AGREEMENT

                        , 2005

Anderson & Strudwick, Incorporated

707 East Main Street, 20th Floor

Richmond, Virginia 23219

Ladies and Gentlemen:

The undersigned, Supertel Hospitality, Inc., a Virginia corporation (the “Company”), hereby confirms its agreement with you as follows:

1.    Introduction. This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a “best efforts, minimum/maximum” basis on behalf of the Company as provided in Section 4.(a) (the “Offering”), at an offering price of U.S. $10.00 per share, a minimum of 1,200,000 shares of Series A Preferred Stock and a maximum of 2,500,000 shares of Series A convertible preferred stock, $0.01 par value per share (the “Shares”), to be issued by the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Prospectus prepared by the Company and dated                         , 2005 (the “Prospectus”).

2.    Representations and Warranties of the Company. The Company makes the following representations and warranties to you:

(a)    Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-2 (File No. 333-                        ) (as defined below, the “Registration Statement”) conforming to the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Commission. Such amendments to such Registration Statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Copies of the Registration Statement, any and all amendments thereto prepared and filed with the Commission, and each related Preliminary Prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you for review. The term

“Registration Statement” as used in this Agreement shall mean the Company’s Registration Statement on Form S-2, including the Prospectus, any documents incorporated by reference therein, and all financial schedules and exhibits thereto, as amended on the date that the Registration Statement becomes effective. The term “Prospectus” as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it was filed with the Commission pursuant to Rule 424(b) of the 1933 Act or, if no filing pursuant to Rule 424(b) of the 1993 Act is required, shall mean the form of the final prospectus included in the Registration Statement when the Registration Statement becomes effective, and any documents incorporated by reference therein. The term “Preliminary Prospectus” shall mean any prospectus included in the Registration Statement before it becomes effective, and any documents incorporated by reference therein. The terms “effective date” and “effective” refer to the date the Commission declares the Registration Statement effective pursuant to Section 8 of the 1933 Act.

(b)    Adequacy of Disclosure. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules and Regulations, when any amendment to the Registration Statement becomes effective, when any supplement to the Prospectus is filed with the Commission and on the Closing Date (as hereinafter defined), (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use in the Registration Statement.

(c)    No Stop Order. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus with respect to the Shares, and no proceedings for that purpose have been instituted or threatened by the Commission or the state securities or blue sky authority of any jurisdiction.

(d)    Company; Organization and Qualification. The Company has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Commonwealth of Virginia with all requisite corporate power and authority to enter into this Agreement, to conduct its business as now conducted and as proposed to be conducted, and to own and operate its properties, investments and assets, as described in the Registration Statement and Prospectus. The Company is not in violation of any provision of Articles of Incorporation,

Bylaws or other governing documents and is not in default under or in breach of, and does not know of the occurrence of any event that with the giving of notice or the lapse of time or both would constitute a default under or breach of, any term or condition of any material agreement or instrument to which it is a party or by which any of its properties, investments or assets is bound, except for a violation, default, breach or event would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or except as disclosed in the Registration Statement and Prospectus. Except as noted in the Prospectus, the Company does not own or control, directly or indirectly, any other corporation, association, or other entity. The Company has furnished to you copies of its Articles of Incorporation and Bylaws, as amended, and all such copies are true, correct and complete and contain all amendments thereto through the Closing Date.

(e)    Validity of Shares. The Shares have been duly and validly authorized by the Company, and upon issuance, will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and will conform to the description thereof contained in the Prospectus. The preferences, rights and limitations of the Shares are set forth in the Prospectus under the caption “Description of Series A Convertible Preferred Stock.” No party has any preemptive rights with respect to any of the Shares or any right of participation or first refusal with respect to the sale of the Shares by the Company. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except for registration rights provided to holders of partnership units of Supertel Limited Partnership with respect to shares of common stock of the Company issued in redemption of such units, or as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of capital stock of the Company at any other time. The form of certificates evidencing the Shares complies with all applicable requirements of Virginia law.

(f)    Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Description of Capital Stock.” All of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and are non-assessable. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

(g)    Full Power. The Company has full legal right, power, and authority to enter into this Agreement and the Escrow Agreement among the Company, SunTrust Bank (the “Escrow Agent”) and you (the “Escrow Agreement”), to issue and deliver the Shares as provided herein and in the Prospectus and to consummate the transactions contemplated herein and in the Prospectus. Each of this Agreement and the Escrow Agreement have been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(h)    Disclosed Agreements. All agreements between or among the Company and third parties expressly referenced in the Prospectus are legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles and (iii) limitations imposed by federal or state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(i)    Consents. Except as disclosed in the Registration Statement and Prospectus, each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body or any other third party necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby and by the Registration Statement and Prospectus, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), or under state securities laws has been made or obtained and is in full force and effect.

(j)    Litigation. There is no pending or, to the knowledge of the Company, threatened or contemplated, any action, suit, proceeding, inquiry, or investigation before or by any court or any governmental authority or agency to which the Company may be a party, or to which any of the properties or rights of the Company may be subject, that is not described in the Registration Statement and Prospectus and (i) that may reasonably be expected to result in any material adverse change in the condition (financial or otherwise) or business of the Company; or (ii) that may reasonably be expected to materially adversely affect any of the material properties of the Company; or (iii) that may reasonably be expected to adversely affect the consummation of the transactions contemplated by this Agreement, nor, to the knowledge of the Company, is there any meritorious basis therefor.

(k)    Financial Statements. The financial statements of the Company together with any related schedules and notes included in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-2 or otherwise to be included in the Registration Statement, the

Prospectus or any Preliminary Prospectus. The unaudited pro forma financial information (including the related notes) included in the Prospectus or any Preliminary Prospectus complies as to form in all material respects to the applicable accounting requirements of the 1933 Act and the Rules and Regulations, and management of the Company believes that the assumptions underlying the pro forma adjustments are reasonable. Such pro forma adjustments have been properly applied to the historical amounts in the compilation of the information and such information fairly presents with respect to the Company the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods specified.

(l)    Independent Accountants. KPMG, L.L.P., who have audited certain financial statements of the Company and its subsidiaries, are, to the Company’s knowledge, independent public accountants as required by the 1933 Act and the rules and regulations of the Commission promulgated thereunder.

(m)    Disclosed Liabilities. The Company has not sustained, since December 31, 2004, any material loss or interference with its business from fire, explosion, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order, or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, long-term debt, obligations under capital leases, or short-term borrowings of the Company, (ii) any material adverse change, or any development that could be reasonably be seen as involving a prospective material adverse change in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company that is material to the business or condition (financial or other) of the Company, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company except for the Company’s customary quarterly dividends on its common stock or (v) any transaction that is material to the Company, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement and Prospectus.

(n)    Required Licenses and Permits. Except as disclosed in the Prospectus, the Company owns, possesses, has obtained or in the ordinary course of business will obtain, and has made available for your review, all material permits, licenses, franchises, certificates, consents, orders, approvals, and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted (the “Permits”), and the Company has not received any notice of proceedings relating to revocation or modification of any such Permits.

(o)    Internal Accounting Measures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; and (ii) are effective in all material respects to perform the functions for which they were established. There (i) are not any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data or (ii) has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the date of the most recent evaluation of the Company’s disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Upon the effectiveness of the Registration Statement, the Company will be in compliance in all material respect with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as an “issuer” as defined under the Sarbanes-Oxley Act of 2002.

(p)    Taxes. The Company has timely paid all taxes that have become due and have no tax deficiency asserted against the Company, and the Company does not know of any tax deficiency that is likely to be asserted against the Company that if determined adversely to the Company, would, either individually or in the aggregate, have a material adverse effect on the business, prospects, properties, assets, results of operations, or condition (financial or otherwise) of the Company. All tax liabilities are adequately provided for on the books of the Company.

(q)    Compliance with Instruments. The execution, delivery and performance of this Agreement and the Escrow Agreement, the compliance with the terms and provisions hereof and the consummation of the transactions contemplated herein, therein and in the Registration Statement and Prospectus by the Company, do not and will not violate or constitute a breach of, or default under (i) the Articles of Incorporation or Bylaws of the Company; (ii) any of the terms, provisions, or conditions of any instrument, agreement, or indenture to which the Company is a party or by which it is bound or by which its business, assets, investments or properties may be affected except for breaches or defaults that would not be material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; or (iii) any order, statute, rule, or regulation applicable to the Company, or any of its business, investments, assets or properties, of any court or (to the knowledge of the Company) any governmental authority or agency having jurisdiction over the Company, or any of its business, investments, properties or assets; and to the knowledge of the Company do not and will not result in the creation or imposition of any lien, charge, claim, or encumbrance upon any property or asset of the Company.

(r)    Insurance. The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies and similar businesses, all of which insurance is in full force and effect.

(s)    Work Force. To the knowledge of the Company, no general labor problem exists or is imminent with the employees of the Company.

(t)    Securities Matters. The Company and its officers, directors, or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

(u)    Payment of Commissions and Fees. Except as stated in or contemplated by the Prospectus, neither the Company nor any affiliate of the Company has paid or awarded, nor will any such person pay or award, directly or indirectly, any commission or other compensation to any person engaged to render investment advice to a potential purchaser of Shares as an inducement to advise the purchase of Shares.

(v)    Except as disclosed in the Registration Statement and Prospectus, the Company owns, possesses, licenses or has other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology, know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) and other intellectual property (or could acquire such intellectual property upon commercially reasonable terms) necessary to conduct its business in the manner in which it is being conducted (collectively, the “Company Intellectual Property”); to the Company’s knowledge, the Company is not obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the Prospectus; except as disclosed in the Registration Statement and Prospectus, the Company has not received any notice of violation or conflict with rights of others with respect to the Company Intellectual Property; and except as disclosed in the Registration Statement and Prospectus, there are no pending or to the Company’s knowledge, threatened actions, suits, proceedings or claims by others that the Company is infringing any patent, trade secret, trade mark, service mark, copyright or other intellectual property or proprietary right.

(w)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(x)    Any industry-related and market-related statistics obtained from independent industry publications and reports and included in the Registration Statement and the Prospectus agree with the sources from which they are derived.

(y)    No relationship exists between or among the Company and any director, officer, stockholder or affiliate of the Company which is required by the 1933 Act and rules and regulations of the Commission under the 1933 Act to be described in the Registration Statement or the Prospectus which is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus.

3.    Representations and Warranties of Anderson & Strudwick. You represent and warrant to the Company that:

(a)    You are a member, in good standing, of the National Association of Securities Dealers, Inc. (“NASD”), and are duly registered as a broker-dealer under the 1934 Act, and under the laws of each state in which you propose to offer the Shares, except where such registration would not be required by law.

(b)    This Agreement when accepted and approved will be duly authorized, executed and delivered by you and is a valid and binding agreement of you, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

(c)    The consummation of the transactions contemplated by the Prospectus relating to the Offering will not violate or constitute a breach of, or default under, your articles of incorporation or bylaws, or any material instrument, agreement, or indenture to which you are a party, or violate any order applicable to you of any federal or state regulatory body or administrative agency having jurisdiction over you or your property.

4.    Sale of Shares.

(a)    Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell during the Offering Period (as defined in Section 4.(c)), a minimum of 1,200,000 Shares and a maximum of 2,500,000 Shares, and on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best efforts as agent to offer the Shares for sale for the account of the Company, on a cash basis only at the offering price of $10.00 per Share. Of these Shares, up to 1,000,000 Shares may be sold to investors pursuant to specific referrals from the Company, its directors and officers (the “Additional Shares”). This is strictly a “best efforts” offering. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Shares. During the Offering Period, the Company will not sell or agree to sell any debt or equity securities otherwise than through you. Subject to your commitment to the sell the Shares on a “best efforts” basis as provided herein, nothing in this Agreement shall prevent you from entering into an agency agreement, underwriting agreement, or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Shares.

(b)    Obligation to Offer Shares. Your obligation to offer the Shares is subject to receipt by you of written advice from the Commission that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by you, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement.

(c)    Offering Termination Date. The “Offering Period” shall commence on the day that the Prospectus is first made available to prospective investors in connection with the offering for sale of the Shares and shall continue until the “Offering Termination Date,” which shall be the earliest of (i) the date the maximum number of Shares (2,500,000) offered have been sold, (ii) December 31, 2005, or (iii) such other date mutually agreeable to the parties hereto. The Company and you agree that unless the minimum number of Shares (1,200,000) offered are sold on or before the Offering Termination Date, the agency between the Company and you will terminate, and the full proceeds that have been paid for the Shares will be returned to the purchasers without interest.

(d)    Escrow Agent. Prior to the sale of all of the Shares, all funds received from purchasers of the Shares shall be placed in an escrow account (the “Escrow Account”) with the Escrow Agent pursuant to the Escrow Agreement, the form of which is attached as an exhibit to the Registration Statement, and all payments of, from or on account of such funds shall be made pursuant to the Escrow Agreement. In the event that the minimum number of Shares are not sold on or before the Offering Termination Date, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers without interest as provided in the Escrow Agreement.

(e)    Closing Date. As and when the closing of the Offering is effected (the “Closing”), which shall be on or before the Offering Termination Date, and proceeds from the Shares sold are received and accepted, on such date (the “Closing Date”) and at such time and place as determined by you (which determination shall be subject to the satisfaction on such date of the conditions contained herein), the funds received from purchasers will be delivered by the Escrow Agent to the Company, by wire transfer of immediately available funds.

(f)    Selling Commissions. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company agrees to pay you by wire transfer of immediately available funds on the Closing Date, if any, a Selling Commission computed at the rate of five percent (5.0%) of the public offering price of the Shares sold by you. Notwithstanding the foregoing, however, the Company shall pay you by wire transfer of immediately available funds on the Closing Date, if any, a Selling Commission of one percent (1%) of the public offering price of the Additional Shares sold by you. With respect to Shares, exclusive of Additional Shares, sold by any Co-Managers or Participants, the Escrow Agent shall pay such Co-Manager or Participant a selling commission computed at the rate of two and one-half percent (2.5%) of the public offering price of the Shares, sold by them and shall pay you a selling commission computed at the rate of two and one-half percent (2.5%) of the public offering price of the Shares sold by the Co-Managers and Participants. As additional underwriting consideration, on the Closing Date, we will issue to you a warrant for the purchase of Shares, equal to ten percent (10%) of the number of Shares, exclusive of Additional Shares, sold in the offering, substantially in the form of Exhibit A attached to this Agreement. Finally, the Company shall pay you an accountable expense allowance equal to one percent (1%) of the amount of Shares placed in the Offering.

(g)    Finder’s Fees. Except as set forth in the Registration Statement or Prospectus, neither you nor the Company, directly or indirectly, shall pay or award any finder’s fee, commission, or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of the Shares or for any other purpose.

(h)    Delivery of Share Certificates. Delivery of certificates in definitive form representing the Shares shall be made at the offices of Anderson & Strudwick’s clearing firm, Pershing Securities, or at such other place as shall be agreed upon by the Company and you, on such date as you may request (the “Date of Delivery”). Such certificates may be deposited with the Depository Trust Company (“DTC”) or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The time and date of such delivery and payment shall be such time and date as you and the Company may agree upon in writing. Such certificates will be made available to you or the Escrow Agent for inspection at least twenty-four hours prior to the Date of Delivery.

5.    Covenants.

(a)    Covenants of the Company. The Company covenants with you as follows:

(i)    Notices. The Company immediately will notify you, and confirm such notice in writing, (A) of any fact that would make inaccurate any representation or warranty by the Company, and (B) of any change in facts on which your obligation to perform under this Agreement is dependent.

(ii)    Effectiveness of Registration Statement. The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time this Agreement is executed and delivered by the parties hereto). If the Company elects to rely upon Rule 430A of the Rules and Regulations or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, and subject to the provisions of Section 5.(a)(iii) of this Agreement, the Company will comply with the requirements of Rule 430A and will file the Prospectus, properly completed, pursuant to the applicable provisions of Rule 424(b) within the time prescribed. The Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus, or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the

Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use all reasonable efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

(iii)    Amendments to Registration Statement and Prospectus. The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) to the Prospectus, if the Company has not elected to rely upon Rule 430A, or (ii) if the Company has elected to rely upon Rule 430A, to either the Prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus filed in accordance with Rule 424(b), in either case if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel shall reasonably object to such amendment or supplement; provided, however, that if you shall have objected to such amendment or supplement, you shall cease your efforts to sell the Shares until an amendment or supplement is filed.

(iv)    Delivery of Registration Statement. The Company has delivered to you or will deliver to you, without expense to you, at such locations as you shall request, as soon as the Registration Statement or any amended Registration Statement is available, such number of signed copies of the Registration Statement as originally filed and of amended Registration Statements, if any, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, as you may reasonably request.

(v)    Delivery of Prospectus. The Company will deliver to you at its expense, from time to time, as many copies of each Preliminary Prospectus as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to you at its expense, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. The Company will comply to the best of its ability with the 1933 Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the prospectus. If the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading or, if for any reason it shall be necessary during the same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance, and in case you are required to deliver a prospectus in connection with sales of any of the Shares, upon your request but at your expense, the Company will prepare and deliver to you as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(vi)    Blue Sky Qualification. The Company, in good faith and in cooperation with you, will use its best efforts to qualify the Shares for offering and sale under the applicable “blue sky” or securities laws of such jurisdictions as you from time to time may reasonably designate and to maintain such qualifications in effect until the date on which the Company ceases to be obligated to maintain the effectiveness of the Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to make any undertakings in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

(vii)    Application of Net Proceeds. The Company will apply the net proceeds received from the sale of the Shares in all material respects as set forth in the Prospectus under the caption “Use of Proceeds.”

(viii)    Cooperation with Your Due Diligence. At all times prior to the Offering Termination Date, the Company will cooperate with you in such investigation as you may make or cause to be made of all the business and operations of the Company in connection with the sale of the Shares, and will make available to you in connection therewith such information in its possession as you may reasonably request, all of which you agree to safeguard as the confidential information of the Company and to refrain from using for any purpose adverse to the interests of the Company.

(ix)    Transfer Agent. The Company will maintain a transfer agent and, if necessary under applicable jurisdictions, a registrar (which may be the same entity as the transfer agent) for the Shares.

(x)    Nasdaq Listing. The Company will use its reasonable best efforts to maintain the quotation of its Shares on the Nasdaq National Market.

(xi)    Actions of Company, Officers, Directors, and Affiliates. The Company will not and will use its best efforts to cause its officers, directors, and affiliates not to (i) take, directly or indirectly, prior to termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) other than under this Agreement, sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(b)    Your Covenants. You covenant with the Company as follows:

(i)    Information Provided. You have not provided and will not provide to the purchasers of Shares any written or oral information regarding the business of the Company, including any representations regarding the Company’s financial condition or financial prospects, other than such information as is contained in the Prospectus. You further covenant that you will use your best efforts to comply in the offering of the Shares with such purchaser suitability requirements as may be imposed by state securities or blue sky requirements.

(ii)    Prospectus Supplements. Until the termination of this Agreement, if any event affecting the Prospectus, the Company or you shall occur which, in the opinion of counsel to the Company, should be set forth in a supplement to the Prospectus, you agree to distribute each supplement of the Prospectus to each person who has previously received a copy of the Prospectus from you and you further agree to include such supplement in all future deliveries of the Prospectus. You agree that following notice from the Company that a supplement to the Prospectus is necessary, you will cease further efforts to sell the Shares until such a supplement is prepared and delivered to you.

(iii)    Compliance with Laws, Etc. In your sale of the Shares, you will comply in all material respects with applicable federal and state laws, rules and regulations and the rules and regulations of applicable self-regulatory organizations (provided, however, that you shall be deemed not to have breached this covenant if your failure to so comply is based on a breach by the Company of any of its representations, warranties or covenants contained in this Agreement and you shall have complied with Section 5.(b)(ii) above). You will endeavor to place the Shares in such a manner so as to meet or exceed the distribution requirements for listing the Shares on the Nasdaq National Market and will in no event place the Shares in such a manner as to cause the Company to fail to qualify as a real estate investment trust for federal income tax purposes.

6.    Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and subject to the provisions of Section 10 of this Agreement, the Company hereby agrees that it will pay all of its fees and expenses incident to the performance of its obligations under this Agreement (excluding fees and expenses of counsel for you, except as specifically set forth below), including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (b) the preparation, printing, and distribution of this Agreement, any selected dealer agreement, the certificates representing the Shares, the blue sky memoranda, and any instruments relating to any of the foregoing, (c) the issuance and delivery of the Shares, including any transfer taxes payable thereon, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Shares under applicable securities laws in accordance with Section 5.(a) of this Agreement and any filing fee paid in connection with the review of the offering by the NASD, including filing fees and fees and disbursements made in connection therewith and in connection with any blue sky memoranda supplied to you by counsel for the Company, (f) all costs, fees, and expenses in connection with the application for qualifying the Shares for quotation on the Nasdaq National Market, (g) the transfer agent’s and registrar’s fees and all miscellaneous expenses referred to in the Registration Statement, (h) costs related to travel and lodging incurred by the Company and its representatives relating to meetings with and presentations to prospective purchasers of the Shares reasonably determined by you to be necessary or desirable to effect the sale of the Shares to the public, (i) any escrow arrangements in connection with the transactions described herein, including any compensation or reimbursement to the Escrow Agent for its services as such, (j) the preparation and delivery of three (3) bound sets of closing documents to you and (k) all other costs and expenses of the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section.

7.    Conditions of Your Obligations. Your obligations hereunder shall be subject to, in your discretion, the following terms and conditions:

(a)    Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:30 p.m. on the date of this Agreement or, at such later time or on such later date as you may agree to in writing; and as of the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of your counsel.

(b)    Closing Date Matters. On the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations; the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon) and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the Company’s knowledge, threatened against the Company that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding could materially adversely affect the business, prospects, assets, results of operations or condition (financial or otherwise) of the Company other than as set forth in the Prospectus, (iv) the Company shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied on or prior to the Closing Date, and (v) the representations and warranties of the Company set forth in Section 2 of this Agreement shall be accurate in all material respects as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received a certificate executed by the President of the Company, dated as of the Closing Date, to such effect and with respect to the following additional matters: (A) the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus has been issued, and no proceedings for that purpose have been instituted or are pending or, to his knowledge, threatened under the 1933 Act; and (B) he has reviewed the Registration Statement and the Prospectus and, when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein not misleading and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth.

(c)    Opinion of McGrath North Mullin & Kratz, PC LLO. At the Closing Date, you shall receive the opinion of McGrath North Mullin & Kratz, PC LLO, counsel for the Company, in form and substance reasonably satisfactory to you, to the effect of Exhibit B.

(d)    Opinion of Your Counsel. At the Closing Date, you shall receive the favorable opinion of Kaufman & Canoles, P.C., your counsel, with respect to such matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass on such matters.

(e)    Independent Public Accountants. At the time that this Agreement is executed by the Company, you shall have received from KPMG, L.L.P., a letter, dated the date hereof, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meanings of the 1933 Act and the Rules and Regulations, and stating in effect that:

(i)    in their opinion, the financial statements and any supplementary financial information and schedule included in the Registration Statement and covered by their opinion therein comply as to form and in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations;

(ii)    on the basis of limited procedures (set forth in detail in such letter and made in accordance with such procedures as may be specified by you) not constituting an audit in accordance with generally accepted auditing standards, consisting of (but not limited to) a reading of the latest available internal unaudited financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention to cause them to believe that:

(A)    the unaudited financial statements and other unaudited financial data of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

(B)    any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus;

(C)    any unaudited pro forma financial information included in the Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to historical amounts in the compilation of that information;

(D)    at a specified date not more than five (5) days prior to the date of such letter, there was any change in the capital stock or long-term debt or obligations of the Company or there were any decreases in net current assets or net assets, shareholders’ equity, or other items specified by you from that set forth in the Company’s balance sheet at December 31, 2004, except as described in such letter; and

(E)    for the period from December 31, 2004 to a specified date not more than five (5) days prior to the date of such letter, there were any decreases in revenues or operating income before interest, depreciation and amortization for the Company, in each case as compared with the corresponding period of the preceding year, except in each case for decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

(iii)    in addition to the procedures referred to in clause (ii) above and the examination referred to in their reports included in the Registration Statement, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages, and financial information specified by you that are derived from the general accounting records of the Company, that appear in the Registration Statement or the exhibits or schedules thereto and are specified by you, and have compared such amounts, percentages, and financial information with the accounting records of the Company and with material derived from such records and have found them to be in agreement.

(g)    Updated Comfort Letter. At the Closing Date, you shall have received from KPMG, L.L.P. a letter, in form and substance satisfactory to you and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7.(f) above, except that the specified date referred to shall be a date not more than five (5) days prior to the Closing Date.

(h)    Post-Financial Developments. In the event that either of the letters to be delivered pursuant to Sections 7(f) and 7(g) above sets forth any changes, decreases or increases, it shall be a further condition to your obligations that you shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with KPMG, L.L.P., that such changes, decreases or increases as are set forth in such letter do not reflect a material adverse change in the capital stock, long-term debt, obligations under capital leases, total assets, net current assets, or shareholders’ equity of the Company as compared with the amounts shown in the latest consolidated pro forma balance sheet of the Company, or a material adverse change in the revenues or operating income before interest, depreciation and amortization for the Company in each case as compared with the corresponding period of the prior year.

(i)    Additional Information. On the Closing Date, you shall have been furnished with all such documents, certificates and opinions as you may reasonably request for the purpose of enabling your counsel to pass upon the issuance and sale of the Shares as contemplated in this Agreement and the matters referred to in Section 7(b), and in order to evidence the accuracy and completeness of, any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Date in connection with the authorization, issuance and sale of the Shares as contemplated in this Agreement, shall be satisfactory in form and substance to you and to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request. Any certificate signed by any officer, partner, or other official of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company to you as to the statements made therein.

(j)    Adverse Events. Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Nasdaq National Market, (ii) a general moratorium on commercial banking activities in New York, (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (iii) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus, or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(k)    NASD Review. The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, the terms of the offering or your participation in the offering.

(l)    Nasdaq Quotation. The Shares shall be approved for quotation on The Nasdaq National Market.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 6 and 10. Notwithstanding any such termination, the provisions of Section 8 shall remain in effect.

8.    Indemnification and Contribution.

(a)    Indemnification by the Company. The Company will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided further, that the indemnity agreement contained in Section 8(a) with respect to any Preliminary Prospectus shall not inure to your benefit if you failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery is required by the 1933 Act or the Rules and Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, or liability. In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to you within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the “Prime Rate”) from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. For purposes of this Section 8, the information set forth in the last paragraph on the front cover page (insofar as such information relates to you) and under “Underwriting” in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by you to the Company for inclusion in any Preliminary Prospectus, the Prospectus, or the Registration Statement. The Company will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof). The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to you.

(b)    Indemnification by You. You will indemnify and hold harmless the Company against any losses, claims, damages, or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act, or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any warranty or covenant by you herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein, or (ii) you failed to deliver an amendment or supplement to the Prospectus that the Company made available to you prior to the Closing Date and that corrected any statement or omission in a Preliminary Prospectus, the Registration Statement or the Prospectus which forms the basis for a claim against the Company; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability, or action. In addition to its other obligations under this Section 8.(b), you agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(b), you will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of your obligation to reimburse the Company for such expenses and the possibility that such payments might later been held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to the Company within thirty (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities that you may otherwise have. You will not, without the Company’s prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not the Company is a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of the Company from all liability arising out of such action or claim (or related cause of action or portion thereof). The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer and director of the Company and each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to the Company.

(c)    Notices of Claims; Employment of Counsel. Any party that proposes to assert the right to be indemnified under this Section 8 promptly shall notify in writing each party against which a claim is to be made under this Section 8 of the institution of such action but the omission so to notify such indemnifying party of any such action shall not relieve it from any liability it may have to any indemnified party except (i) to the extent that the omission to notify shall have caused or increased the indemnifying party’s liability, and (ii) that the indemnifying party shall be relieved of its indemnity obligation for expenses of the indemnified party incurred before the indemnifying party is notified. Such indemnifying party or parties shall assume the defense of such action, including the employment of counsel (satisfactory to the indemnified party) and payment of fees and expenses. An indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties reasonably shall have concluded that there may be defenses available to it or them that are different from or additional to those available to such indemnifying party or parties (in which case such indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party or parties. Anything in this paragraph to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent.

(d)    Arbitration. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 8(a) and 8(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 8(a) and 8(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that is created by the provisions of Sections 8(a) and 8(b).

(e)    Contribution. If the indemnification provided for in Section 8(a) or 8(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then the Company on the one hand and you on the other shall contribute to the amount paid or payable as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and you shall contribute to such amount paid or payable in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total selling commissions received by you in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or to information with respect to you and furnished by you respectively, in writing specifically for inclusion in the Prospectus on the other and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by any such party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to the transactions giving rise to the right of contribution provided in this Section 8(e) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations in this Section 8(e) for you to contribute are several in proportion to your respective underwriting obligations and not joint. For purposes of this Section 8(e), each person, if any, who controls you within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as you, and each director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.

9.    Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company, and shall survive until the fifth anniversary of the Offering Termination Date and the termination of this Agreement pursuant to Section 10 hereof.

10.    Termination of Agreement.

(a)    Mutual Right to Terminate. Either party may terminate this Agreement at any time prior to the Closing Date for any reason upon the delivery of written notice of termination to the other party.

(b)    Result of Termination.

(i)    If the sale of the Shares provided for herein is not consummated by December 31, 2005 due to reasons within the control of the Company or its affiliates, then in addition to its obligations with respect to expenses as set forth in Section 6, the Company will reimburse you on demand for all your reasonable out-of-pocket expenses (including the fees and expenses of your counsel), including disbursements reasonably incurred by you in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares, up to a maximum of $100,000.

(ii)    If the sale of the Shares provided for herein is not consummated for reasons beyond the control of either you or the Company, including, but not limited to, (A) the inability to agree upon specific terms contained in the documents evidencing the Offering (provided each party acts in good faith) or (B) your inability to sell 1,200,000 Shares, the minimum offering contemplated hereby, the Company shall pay its expenses as required by

Section 6, and neither party shall have any additional liability to the other except for such liabilities, if any, as may exist or thereafter arise under Section 8.

11.    Miscellaneous.

(a)    Road Show. If you deem necessary, you will arrange for a “road show” during which the Company’s senior executive officers (and others as you may desire) will deliver an appropriate presentation to prospective institutional investors and the sales staff of the underwriting syndicate, if any, for this Offering (the “Road Show”). The Road Show will encompass visits to selected cities in the United States as market conditions dictate. The Company will pay its own travel expenses in connection with the Road Show. You will pay your own expense in connection with any Road Show.

(b)    Lock-Up. In connection with the Closing, the Company and each of its executive officers and directors will execute a Lock-Up Agreement pursuant to which such party will agree not to, without your prior written consent, sell, transfer or otherwise dispose of any securities of the Company for a period of 90 days following the Closing Date. The form of the Lock-Up Agreement is attached as Exhibit C hereto.

12.    Notices.

(a)    Method and Location of Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be sent by overnight courier, hand-delivered or telecopied and confirmed as follows:

To the Company:

Supertel Hospitality, Inc.

309 N. 5th Street

Norfolk, Nebraska 68701

Attention:	Donavon A. Heimes, Chief Financial Officer
Facsimile:	(402) 371-4229

with a copy to:

McGrath North Mullin & Kratz, PC LLO

Suite 3700 First National Tower

1601 Dodge Street

Omaha, Nebraska 68102

Attention:	David L. Hefflinger, Esquire
Guy Lawson, Esquire
Facsimile:	(402) 341-0216

To you:

Anderson & Strudwick, Incorporated

707 East Main Street

20th Floor

Richmond, Virginia 23219

Attention:	L. McCarthy Downs, III
Facsimile:	(804) 648-3404

with a copy to:

Kaufman & Canoles, P.C.

III James Center

1051 East Cary Street, 12th Floor

Richmond, Virginia 23219

Attention:	Bradley A. Haneberg, Esquire
Facsimile:	(804) 771-5777

(b)    Time of Notices. Notice shall be deemed to be given by you to the Company or by the Company to you when it is sent by overnight courier, hand-delivered or telecopied as provided in Section 11(a).

12.    Parties. This Agreement shall inure solely to the benefit of and shall be binding upon you, the Company and the controlling persons referred to in Section 8, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have a legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

13.    Governing Law, Construction, and Time. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. Specified time of day refers to United States Eastern Time. Time shall be of the essence of this Agreement.

14.    Description Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.    Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

16.    Amendments. This Agreement may only be amended upon the mutual written consent of the parties hereto.

17.    Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party hereto.

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours, SUPERTEL HOSPITALITY, INC.

By:

Name:

Title:

Date:

Confirmed and accepted as of the date first above written:

ANDERSON & STRUDWICK, INCORPORATED

By:

Name:	L. McCarthy Downs, III

Title:	Senior Vice President

Date:

25